                                                                       EXHIBIT 5



                            AGREEMENT RE JOINT FILING


     Each of the undersigned hereby agrees, as required pursuant to Rule 13d-1(f)(1)(iii) under the Securities and Exchange Act of 1934, that this Schedule 13D is to be filed on behalf of each such party.


                                             THE ANSCHUTZ CORPORATION


                                             By:/s/ Philip F. Anschutz
                                                ---------------------------
                                                Name:  Philip F. Anschutz
                                                Title: President



                                             ANSCHUTZ COMPANY


                                             By:/s/ Philip F. Anschutz
                                                --------------------------
                                                Name:  Philip F. Anschutz
                                                Title: President



                                             ANSCHUTZ FOUNDATION


                                             By:/s/ Philip F. Anschutz
                                                ---------------------------
                                                Name:  Philip F. Anschutz
                                                Title: Chairman of the Board


                                             PHILIP F. ANSCHUTZ


                                             /s/ Philip F. Anschutz
                                             -----------------------------